UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                     FORM 8K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): June 8, 1999

                              stereoscape.com, inc.
                    ( Formerly: ALLIANCE TECHNOLOGIES, INC.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          NEVADA                    O-25037                     06-1469654
 (STATE OR JURISDICTION           (COMMISSION                 (IRS EMPLOYER
    OF INCORPORATION)             FILE NUMBER)               IDENTIFICATION NO.)




      3440 HIGHWAY 9 SOUTH, FREEHOLD  , NEW JERSEY       07728
      --------------------------------------------       -----
       (Address of principal executive offices)       (zip code)


       Registrant's telephone number, including area code: (732) 462-7767

Item 4.  Changes in Registrant's Certifying Accountant

         a. Effective April 20, 1999, stereoscape.com, inc. (the "Company") dismissed its certifying accountants, Weinbaum & Yalamanchi Certified Public Accountants ("WY") and retained its prior certifying accountants, Ehrenkrantz, Sterling & Co., LLC Certified Public Accountants and Consultants ("ESC"). WY did not issued a report on stereoscape's financial statements. The decision to change accountants was approved by the Audit Committee and the Board of Directors of the Company. As required by applicable rules of the Securities and Exchange Commission, the Company notified WY that during the two most recent fiscal years and the interim period from December 31, 1998 through April 20, 1999 the Company was unaware of any disputes between the Company and WY as to matters of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of WY, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

         b. Effective April 20, 1999, the Company engaged ESC as its principle accountants. During the most recent fiscal year end and the subsequent interim periods to the date hereof, the Company did not consult ESC regarding any of the matters or events set forth in item 304 (a) (2) and (i) and (ii) of Regulation S-B, except those matters involving prior audits by ESC.

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned thereunto duly authorized




                                                  stereoscape.com, inc.
                                                      (Registrant)




Date:    June 8, 1999                          By:/s/ Scott G. Halperin
                                                  ---------------------------
                                                      Scott G. Halperin
                                                      Chairman


Date:    June 8, 1999                          By:/s/ Steven Wise
                                                  ---------------------------
                                                      Steven Wise
                                                      Chief Executive Officer

Date:    June 8, 1999                          By:/s/ Bernard F. Lillis, Jr.
                                                 ----------------------------
                                                      Bernard F. Lillis, Jr.
                                                      Chief Financial Officer